UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2008

Date of Report (Date of earliest event reported)

HARBOR ACQUISITION
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32688 (Commission File Number)	56-2518836 (I.R.S. Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 472-2805

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events

On January 11, 2008, Harbor Acquisition Corporation issued a press release announcing that it had filed with the Securities and Exchange Commission and is mailing to its stockholders a supplement dated January 11, 2008 to its definitive proxy statement dated November 30, 2007.

A copy of that press release and of certain letters which are described in that press release and supplement are attached as Exhibits to this report.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release dated January 11, 2008.
99.2	Letter dated January 10, 2008 from Elmet Technologies, Inc. to Harbor Acquisition Corporation describing intent to purchase Harbor shares.
99.3	Letter dated January 10, 2008 from Elmet Technologies, Inc. and the Elmet Stockholders’ Representative to Harbor Acquisition Corporation describing commitment not to exercise termination right.
99.4	Letter dated January 10, 2008 from Harbor Acquisition Corporation to Elmet Technologies, Inc. describing waiver of certain provisions of the Stock Purchase Agreement.
99.5	Letter dated January 10, 2008 from Harbor Acquisition Corporation to Elmet Technologies, Inc. and the Elmet Stockholders’ Representative describing commitment not to exercise termination right.
99.6	Letter agreement dated January 10, 2008 among certain founders of Harbor Acquisition Corporation and the Elmet Stockholders’ Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: January 11, 2008	By:	/s/ Robert J. Hanks
	Name:	Robert J. Hanks
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Description
99.1	Press release dated January 11, 2008.
99.2	Letter dated January 10, 2008 from Elmet Technologies, Inc. to Harbor Acquisition Corporation describing intent to purchase Harbor shares.
99.3	Letter dated January 10, 2008 from Elmet Technologies, Inc. and the Elmet Stockholders’ Representative to Harbor Acquisition Corporation describing commitment not to exercise termination right.
99.4	Letter dated January 10, 2008 from Harbor Acquisition Corporation to Elmet Technologies, Inc. describing waiver of certain provisions of the Stock Purchase Agreement.
99.5	Letter dated January 10, 2008 from Harbor Acquisition Corporation to Elmet Technologies, Inc. and the Elmet Stockholders’ Representative describing commitment not to exercise termination right.
99.6	Letter agreement dated January 10, 2008 among certain founders of Harbor Acquisition Corporation and the Elmet Stockholders’ Representative.